Exhibit 1.1

8,333,333 Shares

ROYAL CARIBBEAN CRUISES LTD.

COMMON STOCK ($0.01 PAR VALUE PER SHARE)

UNDERWRITING AGREEMENT

October 13, 2020

October 13, 2020

Morgan Stanley & Co. LLC

BofA Securities, Inc.

As Representatives of the Underwriters

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Royal Caribbean Cruises Ltd., a corporation incorporated and existing under the laws of the Republic of Liberia (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) the number of shares of its common stock, $0.01 par value per share, set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its common stock, $0.01 par value per share, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”) and BofA Securities, Inc. (“BofA”) shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”). The shares of common stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” Morgan Stanley and BofA have agreed to act as the representatives of the several Underwriters (the “Representatives”) in connection with the offering and sale of the Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (File No. 333- 223241), including a base prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this underwriting agreement (the “Agreement”), is hereinafter called the “Base Prospectus”; the final prospectus supplement, together with the Base Prospectus, in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” shall mean each preliminary prospectus supplement that omitted information pursuant to Rule 430A or 430B under the Securities Act that, together with the Base Prospectus, was used after effectiveness of the Registration Statement and prior to the execution and delivery of this Agreement. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule II hereto, and “Road Show” means a “road show” (as defined in Rule 433(h) under the Securities Act) relating to the offering of the Shares contemplated hereby. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The term “Time of Sale” means 5:00 p.m., New York City time, on October 13, 2020.

The Company is concurrently offering (the “Convertible Notes Offering”) its convertible senior notes (the “Convertible Notes”), pursuant to a separate purchase agreement. The completion of this offering is not contingent on the completion of the Convertible Notes Offering, and the completion of the Convertible Notes Offering is not contingent on the completion of this offering.

1.             Representations and Warranties. The Company hereby represents and warrants to, and agrees with each Underwriter that, as of the Time of Sale, the Closing Date and each Additional Closing Date, as the case may be:

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act. The Company (i) at the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Time of Sale, was and is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement. The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

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(b)          (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each Road Show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance on, and in conformity with, the Underwriters’ Information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein. The “Underwriters’ Information” as used herein shall mean (i) the Underwriters’ names on the front and back covers of the Time of Sale Prospectus and the Prospectus, and (ii) the third, thirteenth (except the third and tenth sentences thereof) and fifteenth paragraph under the heading “Underwriting” in the Time of Sale Prospectus and the Prospectus.

(c)          The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and any Road Show, if any, each furnished to the Represenatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

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(d)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Liberia, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Time of Sale Prospectus and Prospectus, and to enter into and perform its obligations under this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, stockholders’ equity, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(e)          Of the Company’s direct and indirect subsidiaries as of the date hereof (collectively, the “subsidiaries”), those that are set forth in Schedule III hereto constitute “Significant Subsidiaries” as defined under Regulation S-X promulgated under the Securities Act (the “Significant Subsidiaries”). Each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus. Each Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Time of Sale Prospectus and the Offering Memorandum, all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable, and are 100% owned by the Company, directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, mortgage or encumbrance of any kind.

(f)           This Agreement has been duly authorized, executed and delivered by the Company.

(g)          The Company had, at the respective dates indicated in the Time of Sale Prospectus and the Prospectus, a duly authorized and outstanding capitalization as set forth in the Time of Sale Prospectus and the Prospectus, as the case may be, under the caption “Capitalization” in each of the columns entitled “Actual” and “Pro Forma As Adjusted” (after giving effect to the second bullet under the caption). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any shareholder of the Company arising by operation of law, under the articles of incorporation or by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party; except as described in or expressly contemplated by the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

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(h)          The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(i)           With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and the rules and regulation of the Commission thereunder and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company's filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

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(j)           Neither the Company nor any Significant Subsidiary is (i) in violation of its articles of incorporation, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them may be bound (including, without limitation, the agreements and instruments listed in Schedule IV hereto), or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except, with respect to clause (i) as it relates to any Significant Subsidiary, such violations and with respect to clause (ii), as it relates to the Company or any Significant Subsidiary, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the issuance and delivery of the Shares by the Company, and consummation of the transactions contemplated hereby and thereby and by the Time of Sale Prospectus and the Prospectus does not and will not (i) result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any Significant Subsidiary, (ii) conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or consents as would not, individually or in the aggregate, result in a Material Adverse Effect, and (iii) result in a violation of any existing applicable law (except that no representation is made with respect to any state securities or “blue-sky” laws), rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties, except as disclosed in the Time of Sale Prospectus and the Prospectus and as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(k)          No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, or the issuance and delivery of the Shares, or consummation of the transactions contemplated hereby and thereby and by each of the Time of Sale Prospectus and the Prospectus, except for such as have been obtained, or shall prior to issuance be obtained, by the Company or any of its subsidiaries and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada.

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(l)           Subsequent to the respective dates as of which information is given in each of the Time of Sale Prospectus and the Prospectus, except as disclosed in the Time of Sale Prospectus and the Prospectus, there has not been (i) any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, stockholders’ equity, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(m)         Other than as disclosed in the Time of Sale Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, have a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement and each of the Time of Sale Prospectus and the Prospectus.

(n)          Each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, judgments, orders or decrees relating to the protection of the environment, except to the extent that the failure to so comply would not have a Material Adverse Effect.

(o)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

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(p)          (i) None of the Company or its subsidiaries, or, to the Company’s knowledge, any director, officer, employee, affiliate or other representative of the Company or of its subsidiaries acting on behalf of the Company or of any of its subsidiaries, has taken an action in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any government official, political party or official thereof, or any other person for purposes of influencing any act or decision of such official in his official capacity, inducing such official to do or omit to do any act in violation of the lawful duty of such official, or securing an improper advantage or inducing such official to unlawfully use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality in order to assist the Company and its subsidiaries in obtaining or retaining business for or with, or directing business to, any person; (ii) the Company and its subsidiaries make and keep their books, records, and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management authorization, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and maintain accountability for assets, access to assets is permitted only in accordance with management authorization, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in violation of (i) above. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(q)          The operations of the Company and its subsidiaries are and have been, to the knowledge of the Company, conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(r)           None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries, is, or is owned 50 percent or more or controlled by one or more Persons that are: an individual or entity (“Person”) that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is, or whose government is, currently subject to Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria) and, except as permissible under applicable law, the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities of or business with any Person, or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions. Except as permissible under applicable law, the Company and its subsidiaries have not knowingly engaged in during the last five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(s)          PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules incorporated by reference in each of the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(t)           The consolidated financial statements, together with the related schedules and notes, incorporated by reference in each of the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries, taken as a whole, as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, except for any normal year-end adjustments in the Company’s quarterly financial statements or as indicated in footnotes or otherwise therein. The selected financial data included or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(u)          (i) The Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect; (ii) except as would not reasonably be expected to have a Material Adverse Effect, the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, except where such infringement, misappropriation or violation would not reasonably be expected to have a Material Adverse Effect;

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(v)          Except as disclosed in the Time of Sale Prospectus and the Prospectus, (A) there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, including but not limited to personally identifiable information, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries has been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, and as required by applicable law and regulatory standards. The Company and its subsidiaries are in material compliance with all applicable laws, statutes, regulations and orders from any governmental body or agency, and their respective contractual obligations and privacy policies, in each case relating to the privacy and security of IT Systems and Data.

(w)         The Company and its subsidiaries have paid all national, state municipal, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for such failures to pay or to file as would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any such tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(x)          (i) The Company and its subsidiaries legally and beneficially own each of the passenger cruise vessels (each, a “Vessel” and collectively, “Vessels”) owned by them free and clear of all liens and encumbrances, except for liens and encumbrances (A) granted in connection with that certain indenture, dated May 19, 2020, among the Company, the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee, principal paying agent, transfer agent, registrar and security agent, (B) granted in connection with that certain indenture, dated as of January 30, 2017 among Silversea Cruise Finance Ltd., as issuer, Citibank N.A. London Branch, as trustee, as principal paying agent and as security agent, and Citigroup Global Markets Deutschland AG, as registrar, as supplemented (C) permitted under the indenture, dated October 16, 2020, among the Company and the Bank of New York Mellon Trust Company, N.A., as trustee, (D) described in the Time of Sale Prospectus and the Prospectus or (E) such as would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) each Vessel is registered in the name of the relevant subsidiary of the Company which owns such Vessel under the laws, regulations and flag of the nation of its respective registration.

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(y)          Each of the Company and its subsidiaries (1) holds all governmental licenses, permits and other approvals required to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Prospectus and the Prospectus and except to the extent the failure to hold any such governmental licenses, permits or other approvals would not reasonably be expected to have a Material Adverse Effect and (2) has obtained all such governmental licenses, authorizations, consents, permits and approvals as may be required for the operation of each Vessel in compliance with all applicable laws, except to the extent that failure to having obtained such governmental licenses, authorizations, consents, permits and approvals would not reasonably be expected to have a Material Adverse Effect.

(z)           Each of the Company and its subsidiaries are insured with policies covering such risks in such amounts and with such limitations, exclusions and deductibles as it believes are sufficient for their businesses. The Company and its subsidiaries have not received any notice of non-compliance (and to their knowledge no such notice has been threatened) with the terms of such policies that would materially affect their aggregate insurance coverage. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)        The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb)        The Company is, and immediately after the Closing Date or each Additional Closing Date, as the case may be, will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

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(cc)        The Company and its subsidiaries and their respective officers and directors (in their capacities as such) are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(dd)        The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit the preparation of financial statements (including, as applicable, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus) for external purposes in accordance with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting. Since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)        The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act). The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)          The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, preliminary prospectus, the Time of Sale Prospectus or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(gg)        There is no tax, levy, duty, impost, deduction, charge, withholding or other tax (including without limitation, value added tax) imposed (A) on or by virtue of the execution, delivery or performance of this Agreement or any other document to be furnished hereunder or thereunder, (B) on the issuance of the Shares or (C) on any payment (including dividend or distributions on the Shares and all other payments) to be made by the Company pursuant to this Agreement under the current laws and regulations of the Republic of Liberia or any other jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”) or any political subdivision or taxing authority thereof or any other governmental entity therein; and all payments are otherwise payable free and clear of any other tax, levy, impost, deduction, charge, withholding or other tax (including without limitation, value added tax); except for such amounts imposed on payments made to or due to holders of Shares who are a tax resident of, have a physical presence in, or are otherwise treated as being engaged in a trade or business in a Relevant Taxing Jurisdiction other than by reason of the receipt or holding of such Shares pursuant to this Agreement.

(hh)        No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in any Relevant Taxing Jurisdiction in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) so long as the Underwriters are not conducting business activity or operations in and are otherwise not tax resident in the Republic of Liberia, the sale and delivery of the Shares to the Underwriters or (iv) so long as the Underwriters are not conducting business activity or operations in and are otherwise not tax resident in the Republic of Liberia, the resale and delivery of the Shares by the Underwriters in the manner contemplated herein, except in each case for such amounts that may be withheld on transfers or payments to holders who are a tax resident of, have a physical presence in, or are otherwise treated as being engaged in a trade or business in a Relevant Taxing Jurisdiction other than by reason of the receipt or holding of such Shares pursuant to this Agreement.

(ii)          Solely in connection with the transactions to be carried out by the Underwriters pursuant to this Agreement, to the knowledge of the Company, it is not necessary under the laws of the Republic of Liberia that the Underwriters be licensed, qualified or entitled to carry on business in the Republic of Liberia, and will not be deemed resident or domiciled subject to any tax liability in the Republic of Liberia solely by reason of purchasing the Shares.

(jj)          Except as disclosed in the Time of Sale Prospectus and the Prospectus, no approvals are currently required in the Republic of Liberia in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of Republic of Liberia and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Republic of Liberia, and no such payments made to the holders thereof or therein who are non-residents of Republic of Liberia and not individuals or entities subject to taxation in Liberia as a result of having a permanent establishment within the meaning of the Liberia Revenue Code of 2000 as amended in Liberia will be subject to income, withholding or other taxes under laws and regulations of Republic of Liberia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Republic of Liberia or any political subdivision or taxing authority thereof or therein.

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(kk)        The Company i) has not alone engaged in any Testing-the-Waters Communication with any person and ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

2.             Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at the purchase price set forth in Schedule II hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares.

On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

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3.             Terms of Public Offering. The Representatives have advised the Company that the Underwriters will make a public offering of their respective portions of the Shares purchased by the Underwriters hereunder as soon as practicable after this Agreement is entered into as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $60.00 a share (the “Public Offering Price”).

4.             Payment and Delivery. Payment for the Shares shall be made by wire transfer in immediately available (same day) funds payable to the order of the Company against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 16, 2020, or at such other time on the same or such other date, not later than October 23, 2020, as shall be designated in writing by the Representatives or, in the case of the Additional Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Additional Shares. The time and date of such payment for the Firm Shares are hereinafter referred to as the “Closing Date” and the time and date for such payment for the Additional Shares, if other than the Closing Date, are each herein referred to as an “Additional Closing Date.” Such delivery and payment shall be made at the offices of Shearman & Sterling LLP (or such other place as may be agreed to by the Company and the Representatives). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date or each Additional Closing Date, as the case may be, as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriters to recirculate to investors copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 hereof.

The Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for delivery through the facilities of the Depository Trust Company for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

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5.             Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares as provided herein on the Closing Date or the Additional Shares on each Additional Closing Date, as the case may be, are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the satisfaction or waiver, as determined by the Representatives in their sole discretion of the following conditions precedent on or prior to the Closing Date or each Additional Closing Date, as the case may be:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or on each Additional Closing Date, as the case may be:

(i)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)         there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, stockholders’ equity, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that in the Representatives’ judgment, makes it impracticable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Time of Sale and on and as of the Closing Date or each Additional Closing Date, as the case may be, as if made on and as of the Closing Date or each Additional Closing Date, as the case may be; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date or each Additional Closing Date, as the case may be; the Company shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date.

(c)          The Underwriters shall have received on the Closing Date or each Additional Closing Date, as the case may be, a certificate, dated the respective dates and signed by the Chief Financial Officer and the Treasurer or Controller of the Company to the effect set forth in Section 5(a) and 5(b).

(d)          The Underwriters shall have received on the Closing Date or each Additional Closing Date, as the case may be, (i) an opinion, taxation opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel for the Company, dated the respective dates, (ii) an opinion of Watson Farley & Williams LLP, outside counsel for the Company, dated the respective dates and (iii) the opinion of Faegre Drinker Biddle & Reath LLP, special U.S. Federal tax counsel to the Company, dated the respective dates, each in form and substance reasonably satisfactory to counsel for the Underwriters.

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(e)          On each of the date hereof and on the Closing Date or each Additional Closing Date, as the case may be, the Underwriters shall have received a written certificate dated such date and executed by the chief financial officer of the Company, which shall contain statements and information of the type ordinarily included in a “CFO certificate”, providing “management comfort” with request to certain financial information contained in the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to counsel for the Underwriters.

(f)           The Underwriters shall have received on the Closing Date or each Additional Closing Date, as the case may be, an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Underwriters, dated the respective dates and with respect to such matters as may be reasonably requested by the Underwriters.

(g)          On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, covering the financial information in the Time of Sale Prospectus and other customary matters. In addition, on the Closing Date or each Additional Closing Date, as the case may be, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the respective dates addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 business days prior to the Closing Date or the Additional Closing Date, as the case may be.

(h)          The sale of the Shares shall not be enjoined (temporarily or permanently) on the Closing Date or on each Additional Closing Date, as the case may be.

(i)           An application for the listing of the Shares shall have been submitted to the New York Stock Exchange.

(j)           The “lock-up” agreements, each substantially in form and substance reasonably satisfactory to the Representatives (the “Lock-Up Agreement”), between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or each Additional Closing Date, as the case may be.

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(k)          On or before the Closing Date or each Additional Closing Date, as the case may be, the Underwriters and counsel for the Underwriters shall have received such information, documents, letters and opinions as they may reasonably require for the purposes of (i) enabling them to pass upon the issuance and sale of the Shares as contemplated herein or (ii) in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date or each Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination.

6.             Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          To use its commercially reasonable efforts to furnish to the Representatives in New York City, without charge, as promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)          Before amending or supplementing the Registration Statement, preliminary prospectus, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representatives reasonably object promptly after reasonable notice thereof (other than notice in connection with filings made in the ordinary course of business by the Company pursuant to its reporting obligations under the Exchange Act that do not relate to the offering of the Shares).

(c)          To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object promptly after reasonable notice thereof.

(d)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

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(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the judgment of the Representatives or counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)           The Company will comply with the Securities Act, the Exchange Act and in each case the regulations thereunder so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus. If, during such period after the date hereof and prior to the date on which all of the Shares shall have been sold by the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act), in the judgment of the Representatives or counsel for the Underwriters, is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the judgment of the Representatives or counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

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(g)          (i) To use its best efforts to cooperate with the Representatives and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Shares for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Underwriters, and to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares and (ii) to advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its best efforts to obtain the withdrawal thereof at the earliest possible moment. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(h)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and other advisors in connection with the issuance and sale of the Shares and all other fees or expenses in connection with the issuance and sale of the Shares, including, without limitation, in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, or this Agreement, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and expenses, if any, incurred in connection with the admission of the Shares for trading any appropriate market system, (v) the costs and charges of the transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any Road Show undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any Road Show, expenses associated with production of Road Show slides and graphics, fees and expenses of any consultants engaged in connection with the Road Show with the prior approval of the Company, (viii) the document production charges and expenses associated with printing this Agreement, (ix) all expenses and application fees related to the listing of the Shares on New York Stock Exchange, (x) all filing fees and reasonably incurred fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. in an amount up to $20,000, and (xi) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 11, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

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(i)           Prior to the Closing Date or each Additional Closing Date, as the case may be, to furnish to the Underwriters, as soon as they have been prepared, a copy of any audited annual financial statements or unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Time of Sale Prospectus and the Prospectus. Notwithstanding the foregoing, the information referred to above need not be furnished to the Underwriters to the extent that such information is publicly available on the website of the Company, any of its subsidiaries or the Commission.

(j)           During the period of one year after the Closing Date, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(k)          The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(l)           To apply the net proceeds from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

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(m)         For a period of 45 days after the date of the offering of the Shares (the “Restricted Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the issuance and sale of the Shares to be sold hereunder, (B) the issuance of Convertible Notes in the Convertible Notes Offering or any shares of Common Stock upon settlement thereof, (C) the issuance of shares of Common Stock upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of options, restricted stock units, warrants, performance share units, convertible notes or similar securities or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and the Prospectus, (D) the issuance of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to any employee stock option plan, incentive plan or stock ownership plan of the Company in effect on the date hereof and described or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus, (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (F) the repurchase of any shares of Common Stock pursuant to existing agreements or rights providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights or agreements that were in existence on the date hereof and described or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus or (G) the issuance by the Company of shares of Common Stock or securities convertible into, exercisable for, or which are otherwise exchangeable for or that represent the right to receive shares of Common Stock in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (ii) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that any such recipients of shares of Common Stock issued pursuant to this clause (G) enter into a Lock-Up Agreement with the Underwriters for the remainder of the Restricted Period. The total aggregate amount of securities that the Company may sell or issue or agree to sell or issue pursuant to this clause (G), when combined with the aggregate amount of securities to be permitted to be issued by the Company under clause (G) of Section 6(o) of the purchase agreement related to the Convertible Notes Offering, shall not exceed 5.0% of the total number of shares of capital stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and the Convertible Notes Offering.

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(n)          All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(o)          The Company will use its best efforts to effect and maintain the listing of the Shares on the New York Stock Exchange.

(p)          The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

7.             Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.             Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against

(i)  any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred (including, without limitation, legal fees and disbursements of one separate counsel (in addition to one local counsel in each applicable jurisdiction) chosen by the Representatives, which expenses and disbursements are reasonably incurred in connection with any suit, action or proceeding or any claim asserted), (x) arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact included in the Registration Statement or any amendment or supplement thereof, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading, or (y) arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any Road Show, the Prospectus or any amendment or supplement thereto or any Testing-the-Waters Communication, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading, except insofar as such losses, liabilities, claims, damages or expenses are caused by such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriters’ Information;

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(ii)  any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

(iii)  any and all expense whatsoever, as incurred (including fees and disbursements of one separate counsel (in addition to one local counsel in each applicable jurisdiction) chosen by the Representatives to represent the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriters’ Information.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to the Underwriters’ Information furnished to the Company by such Underwriter through the Representatives expressly for use in the preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any Road Show, or the Prospectus (or any amendment or supplement thereto). The Company hereby acknowledges that the only information that the Underwriters through the Representatives have furnished to the Company expressly for use in the preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, Road Show, or the Prospectus (or any amendment or supplement thereto) is the Underwriters’ Information.

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(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnified party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

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(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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(f)          The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.             Termination. The Representatives may terminate this Agreement by notice given by Morgan Stanley and BofA to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

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If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.           Reimbursement of the Expenses of the Underwriters. If this Agreement shall be terminated by the Representatives pursuant to Section 9 or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters, severally, upon demand for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

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12.           Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(c)          The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Underwriters may have interests that differ from those of the Company, (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.           Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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14.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.

16.           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.           Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

18.           Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a)          Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

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(b)          With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)          The Company hereby irrevocably designates and appoints the Company’s General Counsel as the Company’s authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon the Company’s General Counsel at his office at the Company, 1050 Caribbean Way, Miami, Florida 33132 and written notice of said service to the Company, mailed or delivered to the Company’s General Counsel, 1050 Caribbean Way, Miami, Florida 33132 shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Said designation and appointment shall be irrevocable.

(d)          If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

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19.           Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax, except that no such increased amount shall be payable to any Underwriter in connection with any tax to which such Underwriter is subject as a result of the conduct of any business activity or operations or otherwise being tax resident in the Republic of Liberia.

20.           Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22.           Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley in care of Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and to BofA in care of BofA Securities Inc., at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); and if to the Company shall be delivered, mailed or sent to 1050 Caribbean Way, Miami, Florida 33132, attention of Richard D. Fain, Chairman of the Board, with a copy to the General Counsel of the Company at 1050 Caribbean Way, Miami, Florida 33132.

[Signature Pages Follow]

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If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ Jason T. Liberty
Name: Jason T. Liberty
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC
BOFA SECURITIES, INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Serkan Savasoglu
Name: Serkan Savasoglu
Title: Managing Director

By:	BofA Securities, Inc.

By:	/s/ Andrew Stinson
Name: Andrew Stinson
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Morgan Stanley & Co. LLC	2,500,002	375,001
BofA Securities, Inc.	2,500,001	375,001
Citigroup Global Markets Inc.	416,667	62,500
DNB Markets, Inc.	416,667	62,500
Goldman Sachs & Co. LLC	416,667	62,500
HSBC Securities (USA) Inc.	416,667	62,500
J.P. Morgan Securities LLC	416,667	62,500
Skandinaviska Enskilda Banken AB (publ)	416,667	62,500
Commerz Markets LLC	138,888	20,833
Fifth Third Securities, Inc.	138,888	20,833
MUFG Securities Americas Inc.	138,888	20,833
R. Seelaus & Co., LLC	138,888	20,833
Santander Investment Securities Inc.	138,888	20,833
Scotia Capital (USA) Inc.	138,888	20,833
Total:	8,333,333	1,250,000

I-1

Schedule II

Time of Sale Prospectus	1. The preliminary prospectus supplement dated October 13, 2020 relating to the Shares 2. Free writing prospectus filed by the Company under Rule 433(d) of the Securities Act, dated October 13, 2020
Number of Shares:	8,333,333

Purchase Price:	$58.20 a share

Public Offering Price	$60.00 a share

Selling Concession:	$1.08 a share

II-1

SCHEDULE III

Significant Subsidiaries

Celebrity Cruise Lines Inc.
RCL Cruises Ltd.

Celebrity Cruises Inc.

III-1

SCHEDULE IV

Scheduled Contracts

1.	Indenture dated as of July 15, 1994, by and between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Trust Company, N.A., successor to NationsBank of Georgia, National Association, as trustee.

2.	Sixth Supplemental Indenture dated as of October 14, 1997, to the Indenture, dated as of July 15, 1994, by and between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Trust Company, N.A., as trustee.

3.	Eighth Supplemental Indenture dated as of March 16, 1998, to the Indenture, dated as of July 15, 1994, by and between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Trust Company, N.A., as trustee.

4.	Indenture, dated as of July 31, 2006 between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Trust Company, N.A. as trustee.

5.	Second Supplemental Indenture, dated as of November 7, 2012, between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

6.	Hull No. B34 Credit Agreement, dated January 30, 2015 as novated, amended and restated on the Actual Delivery Date pursuant to a novation agreement, dated 30 January 2015 (as amended) between Royal Caribbean Cruises Ltd., Citibank N.A., London Branch, as ECA Agent, Citibank Europe plc, UK Branch, as Facility Agent, the Mandated Lead Arrangers and the lender parties thereto.

7.	Indenture dated as of January 30, 2017 among Silversea Cruise Finance Ltd., as issuer, Citibank N.A. London Branch, as trustee, as principal paying agent and as security agent, and Citigroup Global Markets Deutschland AG, as registrar.

8.	Supplemental Indenture dated as of February 1, 2017 by and among Silversea Cruise Finance Ltd., as issuer, the other parties listed as New Guarantors, and Citibank, N.A., London Branch, as trustee.

9.	Amendment to the Credit Agreement, dated as of October 12, 2017, among Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Nordea Bank AB (Publ), New York Branch, as Administrative Agent.

10.	Hull No. 488 Credit Agreement, dated as of November 16, 2017, among Royal Caribbean Cruises Ltd., Skandinaviska Enskilda Banken AB (publ), as Administrative Agent, and the lender parties thereto.

11.	Third Supplemental Indenture, dated as of November 28, 2017, between Royal Caribbean Cruises Ltd., as Issuer, and The Bank of New York Mellon Trust Company, N.A.

12.	Third Supplemental Agreement, dated as of March 16, 2018, relating to Hull No. B34 at STX France S.A., between Frosaitomi Finance Ltd., Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent, Citicorp Trustee Company Limited, as Security Trustee, Citibank N.A., London Branch as ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

13.	Amendment No. 2 to Hull No. S-675 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Administrative Agent and Hermes Agent, the Mandated Co-Lead Arrangers and certain financial institutions as lender parties thereto.

14.	Amendment No. 2 to Hull No. S-676 Credit Agreement, dated as of July 3, 2018, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent and Administrative Agent, and certain financial institutions as lender parties thereto.

15.	Amendment No. 2 to Hull No. S-677 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Administrative Agent and Hermes Agent, the Mandated Co-Lead Arrangers and certain financial institutions as lender parties thereto.

16.	Amendment No. 2 to Hull No. S-679 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Administrative Agent and Hermes Agent, and certain financial institutions as lender parties thereto.

17.	Amendment No. 2 to Hull No. S-691 Credit Agreement, dated as of July 3, 2018, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent and Administrative Agent, and certain financial institutions as lender parties thereto.

18.	Amendment No. 5 to Hull No. S-697 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent, Initial Mandated Lead Arranger, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

19.	Amendment No. 5 to Hull No. S-698 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent, and Initial Mandated Lead Arranger and certain financial institutions as lender parties thereto.

20.	Amendment No. 2 to Hull No. S-699 Credit Agreement, dated as of July 3, 2018, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent, Facility Agent and Initial Mandated Lead Arranger, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

21.	Amendment No. 2 to Hull S-700 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent) and Initial Mandated Lead Arranger, and certain financial institutions as lender parties thereto.

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22.	Amendment No. 2. to Hull No. S-713 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH as Facility Agent, Hermes Agent and Initial Mandated Lead Arranger, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

23.	Amendment No. 1 to ICON 1 Hull No. 1400 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent and the Initial Mandated Lead Arranger, BNP Paribas Fortis SA/NV as Finnvera Agent, the Mandated Lead Arrangers, the Lead Arrangers and certain financial institutions as lender parties thereto.

24.	Amendment No. 1 to ICON 2 Hull No. 1401 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent and Initial Mandated Lead Arranger, BNP Paribas Fortis SA/NV, as Finnvera Agent, the Mandated Lead Arrangers, the lead arrangers and certain financial institutions as lender parties thereto.

25.	First Supplemental Agreement, dated as of October 5, 2018, relating to Hull No. K34 at Chantiers de l’Atlantique S.A., between Azairemia Finance Limited, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent, Citicorp Trustee Company Limited, as Security Trustee, Citibank N.A., London Branch, as Global Coordinator, HSBC France, as French Coordinating Bank; Sumitomo Mitsui BANKING Corporation Europe Limited, Paris Branch, as ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

26.	First Supplemental Agreement, dated as of October 5, 2018, relating to Hull No. J34 at Chantiers de l’Atlantique S.A., between Saintiami Finance Limited, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent, Citicorp Trustee Company Limited, as Security Trustee, Citibank N.A., London Branch, as Global Coordinator, HSBC France, as French Coordinating Bank, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

27.	Amendment No. 2 to Hull No. 1364 Credit Agreement, dated as of December 21, 2018, among Royal Caribbean Cruises Ltd., Skandinaviska Enskilda Banken AB (publ), as Administrative Agent, and certain financial institutions as lender parties thereto.

28.	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of January 31, 2019, among Royal Caribbean Cruises Ltd., BNP Paribas Fortis S.A./N.V., as Administrative Agent, and certain financial institutions as lender parties thereto.

29.	Second Supplemental Indenture dated as of February 1, 2019 by and between Silversea Cruise Finance Ltd., as issuer, and Citibank, N.A. London Branch, as trustee.

30.	Term Loan Agreement, dated as of April 5, 2019, and as amended on May 7, 2020 and July 28, 2020, among Royal Caribbean Cruises Ltd, the Joint Lead Arrangers, the Joint Bookrunners, Bank of America, N.A. as Administrative Agent, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Sumitomo Mitsui Banking corporation, The Bank of Nova Scotia, Wells Fargo Bank, National Association and DNB Markets Inc., as Co-Syndication Agents and Regions Bank, PNC Bank, National Association and U.S. Bank National Association, as Documentation Agents.

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31.	Amendment to the Amended and Restated Credit Agreement, dated as of April 5, 2019, among Royal Caribbean Cruises Ltd., The Bank of Nova Scotia, as Administrative Agent, and certain financial institutions as lender parties thereto.

32.	Amendment No. 1 to the Credit Agreement, dated as of May 24, 2019, among Royal Caribbean Cruises Ltd., Nordea Bank ABP, New York Branch, as Administrative Agent, and certain financial institutions and lender parties thereto.

33.	Hull No. A34 Amendment and Restatement Agreement, dated as of August 15, 2019, among Royal Caribbean Cruises Ltd., Société Générale, as the Facility Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

34.	Hull No. A34 Amendment and Restatement Agreement, dated as of August 15, 2019 among Royal Caribbean Cruises Ltd., MUFG Bank, Ltd. as the Facility Agent and Documentation Bank, Banco Santander, S.A. as BpiFAE Agent, the Mandated Lead Arrangers and the banks and financial institutions as lender parties thereto.

35.	Hull No. S-719 Credit Agreement, dated as of September 19, 2019, among Silversea Cruise Holding Ltd., Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent, Facility Agent and Bookrunner, and certain financial institutions as lender parties thereto.

36.	Hull No. S-720 Credit Agreement, dated as of September 19, 2019, among Silversea Cruise Holding Ltd., Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent, Facility Agent and Bookrunner, and the lender parties thereto.

37.	Term Loan Agreement, dated as of December 3, 2019, by and among Royal Caribbean Cruises Ltd., Sumitomo Mitsui Banking Corporation, as Initial Lender and Administrative Agent, and the lender parties thereto.

38.	Novation Agreement, dated as of December 13, 2019, between Palmeraie Finance Limited, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent, Citicorp Trustee Company Limited, as Security Trustee, Citibank N.A. London Branch, as Global Coordinator, HSBC France, as French Coordinating Bank and ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

39.	ICON 3 Hull No. 1402 Credit Agreement, dated as of December 18, 2019, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent, Initial Mandated Lead Arranger and Bookrunner, and certain financial institutions as lender parties thereto.

40.	First Supplemental Agreement, dated as of March 12, 2020, between Hibisyeu Finance Limited, relating to Hull No. C34 at Chantiers de l’Atlantique S.A. Chantiers De L’Atlantique, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, Citicorp Trustee Company Limited, Citibank, N.A., London Branch, HSBC France, as French Coordinating Bank, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

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41.	First Supplemental Agreement, dated as of March 12, 2020, between Hoediscus Finance Limited, relating to Hull No. L34 at Chantiers de l’Atlantique S.A.Chantiers De L’Atlantique, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent and Global Coordinator, Citicorp Trustee Company Limited, as Security Trustee, HSBC France, as French Coordinating Bank, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA Agent, and certain financial institutions as lender parties thereto.

42.	First Supplemental Agreement, dated as of March 12, 2020, relating to Hull No. M34 at Chantiers de l’Atlantique S.A. between Houatorris Finance Limited, Chantiers De L’Atlantique, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent and Global Coordinator, Citicorp Trustee Company Limited, as Security Trustee, HSBC France, as French Coordinating Bank, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA Agent, and certain financial institutions as lender parties thereto.

43.	Amendment No. 3 to Hull No. S-713 Credit Agreement, dated as of April 30, 2020, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH as Facility Agent, Hermes Agent and Initial Mandated Lead Arranger, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

44.	Hull No. A34 Amendment Agreement, dated as of May 6, 2020, among Royal Caribbean Cruises Ltd., Société Générale, as the Facility Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

45.	Amendment to the Amended and Restated Credit Agreement, dated as of May 7, 2020, among Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Nordea Bank ABP, New York Branch as administrative agent.

46.	Amendment to the Amended and Restated Credit Agreement, dated as of May 7, 2020, among Royal Caribbean Cruises Ltd., the various financial institutions party thereto and The Bank of Nova Scotia as administrative agent.

47.	Amendment to Term Loan Agreement, dated as of May 7, 2020, among the Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Bank of America, N.A. as administrative agent.

48.	Amendment Letter to ICON 3 Hull No. 1402 Credit Agreement, dated as of May 11, 2020, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent, Initial Mandated Lead Arranger and Bookrunner, and certain financial institutions as lender parties thereto.

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49.	Indenture, dated as of May 19, 2020 between Royal Caribbean Cruises Ltd., as Issuer, Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Security Agent.

50.	Indenture, dated as of June 9, 2020 between Royal Caribbean Cruises Ltd., as Issuer, and The Bank of New York Mellon Trust Company, N.A. as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Security Agent.

51.	Indenture, dated as of June 9, 2020 between Royal Caribbean Cruises Ltd., as Issuer, and The Bank of New York Mellon Trust Company, N.A. as Trustee, Paying Agent Registrar, Custodian and Conversion Agent.

52.	Amendment to the Amended and Restated Credit Agreement, dated as of July 28, 2020, among Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Nordea Bank AB (Publ), New York Branch, as Administrative Agent.

53.	Amendment to the Amended and Restated Credit Agreement, dated as of July 28, 2020, among Royal Caribbean Cruises Ltd., The Bank of Nova Scotia, as Administrative Agent, and certain financial institutions as lender parties thereto.

54.	Amendment to Term Loan Agreement, dated as of July 28, 2020, among the Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Bank of America, N.A. as administrative agent.

55.	Financial Covenant Waiver Extension Consent Letter relating to the Cruise Debt Holiday Principles, dated July 28, 2020, among Royal Caribbean Cruises Ltd., Silversea Cruise Holding Ltd. and KfW IPEX-Bank GmbH.

56.	Supplemental Agreement in relation to the extension of the waiver period for financial covenants in respect of the financing of the acquisition of Celebrity Edge (ex hull no. J34), dated July 28, 2020, among Royal Caribbean Cruises Ltd. and Citibank Europe plc, UK Branch.

57.	Supplemental Agreement in relation to the extension of the waiver period for financial covenants in respect of the financing of the acquisition of Celebrity Apex (ex hull no. K34), dated July 28, 2020, among Royal Caribbean Cruises Ltd. and Citibank Europe plc, UK Branch.

58.	Supplemental Agreement in relation to the extension of the waiver period for financial covenants in respect of the financing of the acquisition of Symphony of the Seas (ex hull no. B34), dated July 28, 2020, among Royal Caribbean Cruises Ltd. and Citibank Europe plc, UK Branch.

59.	Financial Covenant Waiver Extension Consent Letter relating to the Cruise Debt Holiday Principles, dated July 31, 2020, between Royal Caribbean Cruises Ltd. and KfW IPEX-Bank GmbH.

60.	Hull No. A34 Supplemental Agreement, dated as of August 4, 2020, among Royal Caribbean Cruises Ltd., Société Générale, as the Facility Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

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